UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

HARRAH’S ENTERTAINMENT, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE	1-10410	62-1411755
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

ONE HARRAH’S COURT	89119
LAS VEGAS, NEVADA	(Zip Code)
(Address of Principal Executive Offices)

(702) 407-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.                  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 29, 2004, the Registrant issued a press release announcing that its Board of Directors had declared a cash dividend of $.30 per share for every issued and outstanding share of common stock, to be paid on May 26, 2004 to stockholders of record at the close of business on May 12, 2004.

ITEM 7.                  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

99.1                           Text of press release, dated April 29, 2004, of the Registrant

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	April 30, 2004	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Vice President, Associate General Counsel, and Corporate Secretary